Exhibit 99.1

Datameg Names Neil R. Gordon to Board of Directors

BOSTON—(BUSINESS WIRE)—Sept. 20, 2005—Datameg Corporation (OTC BB: DTMG) today announced that Neil R. Gordon has agreed to join Datameg’s Board of Directors. Gordon is a recognized expert in corporate finance, capital formation and strategic planning for emerging companies. Gordon joins Datameg’s chief executive officer, Mark McGrath, and Bill Mortimer, general manager of Datameg’s wholly-owned subsidiary, QoVox, on Datameg’s Board of Directors.

“Neil Gordon’s contributions to helping emerging companies realize their business goals is well known and we’re honored to have him join Datameg’s Board of Directors,” said Mark McGrath, chairman and CEO of Datameg. “Neil’s extensive experience will help Datameg greatly in our efforts to drive the next generation service assurance market forward.”

“Datameg has a great opportunity to build a market leading business in the fast growing VoIP and next generation communications market,” said Neil Gordon. “I look forward to contributing to Datameg as it continues to develop its business and execute its strategy.”

For more than thirty-five years, Gordon has provided creative and effective financial solutions to emerging and mid-sized companies. Gordon is president of N.R. Gordon & Company, Inc., a consulting firm that offers a broad range of value-added financial services that support and supplement the internal resources of its client companies. He began his career with the accounting firm of Haskins & Sells and served as director, finance and accounting, of Empire of Carolina, Inc. Gordon was associated with Centronics Data Computer Corp, a computer peripherals manufacturer and Ekco Group, Inc., a leading consumer products manufacturer and marketer, for fourteen years, including eight years as the company’s treasurer, before establishing N.R. Gordon & Company in 1995.

Gordon serves on the board of directors of Avitar, Inc., developer of the world’s first on site, oral-based test for drugs-of-abuse, as well as an advisor to a number of emerging companies. He is a member of the Association for Corporate Growth and the National Association of Corporate Directors. He is a director and treasurer of the Andover Historical Society and was a director and treasurer of the Frederick Douglass Charter School in Roslindale, both located in Massachusetts.

About Datameg

Datameg Corporation (OTC BB: DTMG) is an emerging company focused on supplying products and related services that support critical network performance requirements in the rapidly converging voice, data and video communications industry. Specifically, through Datameg’s wholly owned subsidiary QoVox Corporation, the company designs, develops and offers network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice over Internet Protocol (VoIP). The VoIP industry critically depends on the ability to deliver voice service over the Internet infrastructure with the high quality that end-users have grown to expect with traditional telephony services. The company believes network monitoring for voice quality is a vital function for the successful commercial future of IP telephony.

Certain statements contained herein are forward looking. These forward looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statements, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products, and changes in the VoIP industry. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission.

Contact:

Media/Industry Analysts:

Boston Communications, Inc.

Constantine Theodoropulos, 617-619-9801

ctheo@bcww.com

or

Investor:

Aspire Communications, Inc.

James J. Flanagan, 781-863-1333

jflanagan@aspirepr.com